(POMPAN, MURRAY, RUFFNER & WERFEL, P.L.C. LETTERHEAD)


                               December 11, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

Re:  Filing of Registration Statement on
     Form S-8 of Halifax Corporation

Ladies and Gentlemen:

     On behalf of Halifax Corporation, a Virginia corporation (the "Company"), we file herewith, in accordance with Regulation S-T, a Registration Statement on Form S-8, relating to the registration of 280,000 shares of the Company's Common Stock, par value $0.24 per share (the "Registered Shares"). The Registered Shares may be held in the future under certain circumstances, by certain stockholders of the Company pursuant to the Company's 1994 Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan.

     Payment of the registration fee in the amount of $832.49, calculated as described on the facing page of the Registration Statement, was remitted on Thursday, December 11, 1997 via wire transfer to the U.S. Treasury designated lockbox depository at Mellon Bank, Pittsburgh, pursuant to 17 CFR 202.3a.

     Please contact the undersigned at (703) 548-2113 with any questions you may have concerning this filing.

                              Very truly yours,

                              POMPAN, MURRAY, RUFFNER & WERFEL


                              s/Ernest L. Ruffner
                              Ernest L. Ruffner

ELR/psb

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON          , 1997

                                        Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              HALIFAX CORPORATION
            (Exact name of registrant as specified in its charter)

     Virginia                                          95-2131929
(State or other jurisdiction of                        (I.R.S. Employer
or incorporation or organization)                      Identification Number)

               5250 Cherokee Avenue, Alexandria, Virginia  22312
             (Address of Principal Executive Offices)  (Zip Code)

1994 Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan
                           (Full title of the Plan)

                          Howard C. Mills, President
                          and Chief Executive Officer
                              Halifax Corporation
               5250 Cherokee Avenue, Alexandria, Virginia  22312

                       Copy to:  Ernest L. Ruffner, Esq.
                           209 North Patrick Street
                          Alexandria, Virginia  22314
                    (Name and Address of Agent for Service)

                                (703) 750-2202
           (Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
Title of                      Proposed       Proposed
securities       Amount       maximum        maximum        Amount of
to be            to be        offering       aggregate      registration
registered       registered   price per      offering       fee
                              unit (1)       price (1)
Common Stock     280,000      $9.8125        $2,747,500     $832.49
Par Value        shares
$.24
(1) Determined solely for the purpose of computing the registration fee pursuant to Rule 457 based on the average of the high and low prices of the Registrant's common stock reported in the American Stock Exchange consolidated reporting system on December 8, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     This Registration Statement relates to up to 280,000 shares of common stock, par value $.24 per share, of Halifax Corporation (the "Company") issuable upon exercise of options granted pursuant to the Company's 1994 Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan
(the "Plans"). Documents containing the information specified in Form S-8 promulgated by the Securities and Exchange Commission will be delivered to employees and directors pursuant to Rule 428 (b) (1).

Item 2.   Registrant Information and Employee Annual Plan Information.

     See response to Item 1 above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents which have been filed with the Securities and Exchange Commission are hereby incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997; Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997; and Current Report Form 8-K Amendment 2 dated April 1, 1996 and filed April 29, 1997.

     2. The description of the Company's common stock contained in the Company's registration statement for the common stock on Form S-18 dated
June 29, 1983 filed with the Commission under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description, and

     3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of the Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of common stock offered hereby has been passed upon for the Company by Pompan, Murray, Ruffner & Werfel. Ernest L. Ruffner, Esq., a principal of Pompan, Murray, Ruffner & Werfel, is a Director and Secretary of the Company.

Item 6.   Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act ("VSCA") provides for indemnification of officers and directors of the Company under certain circumstances. A Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he (i) conducted himself in good faith, (ii) believed that his conduct (a) was in the best interest of the corporation, in thecase of conduct in his official capacity with the corporation or (b) was at least not opposed to the best interest of the corporation, in the case of all other conduct and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, a Virginia corporation may not indemnify a director or officer if (i) in connection with a proceeding by or in the right of the corporation, he was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him (whether or not involving action in his official capacity), he was adjudged liable on the basis that personal benefit was improperly received by him.

     The By-Laws of the Company (the "By-Laws") limit the liability of an officer or director of the Company arising out of a single transaction, occurrence or course of conduct to $100.00 in every instance permitted by the VSCA. The By-Laws provide that the Company shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or inthe right of the Company) because he is or was a director or officer of the Company or is or was serving the Company or any other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in such proceeding, unless incurred because of his willful misconduct or knowing violation of criminal law.

     As authorized by the By-Laws, the Company has purchased and maintained insurance (within limits and subject to certain exclusions) against liabilities it may have under the indemnification provisions of the By-Laws or to protect any officer, director or other person eligible for i ndemnification against liabilities incurred in connection with their service to the Company.

     The foregoing represents a summary of the general effect of the VSCA, the By-Laws and the Company's directors and officers liability insurance coverage for purposes of general description only.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit Number Description

4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended March 31, 1995).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended March 31, 1995).

5    Opinion of Pompan, Murray, Ruffner & Werfel

23.1 Consent of Ernst & Young LLP

23.2 Consent of Pompan, Murray, Ruffner & Werfel (included as a part of
     Exhibit 5).

24   Powers of Attorney (included as a part of signature pages).

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment, and each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Bylaws of the Company and the provisions of Virginia law described under Item 6 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on December 10, 1997.

                                        HALIFAX CORPORATION



                                        By: s/Howard C. Mills
                                              Howard C. Mills
                                              President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Mills his attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                Title                              Date



s/Howard C. Mills        President and Chief                December  8, 1997
Howard C. Mills          Executive Officer
                         (Principal Executive Officer)
                         and Director




s/John D. D'Amore        Vice President, Treasurer and      December 8, 1997
John D. D'Amore          Controller (Principal Accounting
                         and Financial Officer)



s/Arch C. Scurlock *          Director                      December 8, 1997
Arch C. Scurlock



s/John H. Grover *            Director                      December 8, 1997
John H. Grover



s/Ernest L. Ruffner           Director                      December 8, 1997
Ernest L. Ruffner



                               Director
Clifford M. Hardin



                               Director
Alvin E. Nashman



                               Director
John M. Toups




*By:  s/Ernest L. Ruffner
     Ernest L. Ruffner
     as Attorney-in-Fact

                                 EXHIBIT INDEX


                                                              Paper (P) or
Exhibit             Description of Exhibit                  Electronic (E)

 4.1           Articles of Incorporation, as amended.(In-        --
               corporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended March 31, 1995.)

 4.2           By-Laws, as amended.  (Incorporated by            --
               reference to Exhibit 3.2 of the Company's
               Annual Report on Form 10-K for the year
               ended March 31, 1995.)

 5             Opinion of legal counsel regarding legality       E
               of securities being registered.

23.1           Consent of Ernst & Young LLP,
               Independent Auditors                              E

23.2           Consent of Ernest L. Ruffner, Esq. - See          --
               Exhibit (5).

24             Powers of Attorney.                               E

                                                  Exhibit 5


             (POMPAN, MURRAY, RUFFNER & WERFEL, P.L.C. LETTERHEAD)


                               December 10, 1997

Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia  22312

     Re:  Halifax Corporation Registration
          Statement on Form S-8

Ladies and Gentlemen:

     I am General Counsel and Secretary of Halifax Corporation, a Virginia corporation (the "Company"). This opinion is being furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act") in connection with the registration on Form S-8 by the Company of 280,000 shares (the "Offered Shares") of the Company's common stock, par value $0.24 per share (the "Common Stock"). The Offered Shares are to be issued, subject to certain conditions, pursuant to the Plans (as defined below) to the Plan participants. The Plans are not subject to the requirements of ERISA.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about December 10, 1997 under the Act; (ii) a specimen certificate representing the Common Stock;
(iii) the Articles of Incorporation of the Company, as presently in effect;
(iv) the By-Laws of the Company, as presently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the issuance of the Offered Shares and related matters and (vi) the Company's 1994 Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     I am admitted to the bar in the Commonwealth of Virginia, and I do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, I am of the opinion that when
(i) the Registration Statement becomes effective, (ii) certificates representing the Offered Shares in the form of the specimen certificate examined by me are duly executed, countersigned, registered and delivered to the Plan beneficiaries in accordance with the Plan and (iii) the Offered Shares

Halifax Corporation
December 10, 1997
Page 2


are sold pursuant to the Registration Statement, the Offered Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              POMPAN, MURRAY, RUFFNER & WERFEL


                              s/Ernest L. Ruffner
                              Ernest L. Ruffner

ELR/psb

                                                       Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Halifax Corporation's Registration Statement (Form S-8) pertaining to the Halifax Corporation 1994 Key Employee Stock Option Plan and Non-Employee Directors Stock Option Plan of our report dated June 13, 1997, with respect to the consolidated financial statements and schedule of Halifax Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Washington, DC
December 5, 1997

                                                      Exhibit 24





                                    FORM OF

                              HALIFAX CORPORATION

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned, John H. Grover of Washington, D.C. as a director of Halifax Corporation, a Virginia corporation, do hereby nominate, constitute and appoint Howard C. Mills and Ernest L. Ruffner, or either one or both of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of the said documents to enable Halifax Corporation to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Securities Act"), and any requirement of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of common stock of said Halifax Corporation including, specifically, but without limitation thereof, full power and authority to sign my name as director and/or officer of said Halifax Corporation to a registration statement on Form S-8 covering such common stock and to any amendments to said registration statement, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this    day of November,
1997.



                                   s/John H. Grover
                                   John H. Grover

                                                      Exhibit 24





                                    FORM OF

                              HALIFAX CORPORATION

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned, Arch C. Scurlock of Washington, D.C. as a director of Halifax Corporation, a Virginia corporation, do hereby nominate, constitute and appoint Howard C. Mills and Ernest L. Ruffner, or either one or both of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of the said documents to enable Halifax Corporation to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Securities Act"), and any requirement of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of common stock of said Halifax Corporation including, specifically, but without limitation thereof, full power and authority to sign my name as director and/or officer of said Halifax Corporation to a registration statement on Form S-8 covering such common stock and to any amendments to said registration statement, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this    day of November,
1997.



                                   s/Arch C. Scurlock
                                   Arch C. Scurlock